JOHN HANCOCK SOVEREIGN BOND FUND

                             John Hancock Bond Fund


                          Amendment of Section 5.11 and
                 Establishment and Designation of Class I Shares
                            of Beneficial Interest of
                             John Hancock Bond Fund
                  a Series of John Hancock Sovereign Bond Fund


                 Establishment and Designation of Class I Shares

         The undersigned, being a majority of the Trustees of John Hancock Sovereign Bond Fund, a Massachusetts business Trust (the "Trust"), acting pursuant to Sections 5.1 and 5.11 of the Amended and Restated Declaration of Trust dated June 8, 1999, as amended from time to time (the "Declaration of Trust"), do hereby establish and designate an additional class of shares of John Hancock Bond Fund (the "Fund"), effective August 15, 2001, as follows:

      1. The additional class of Shares of the Fund established and designated hereby is "Class I Shares".

      2. Class I Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      3. The purchase price of Class I Shares, the method of determining the net asset value of Class I Shares, and the relative dividend rights of holders of Class I Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

                            Amendment of Section 5.11
                            -------------------------

         The undersigned, being a majority of the Trustees of John Hancock Sovereign Bond Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated June 8, 1999, as amended from time to time (the "Declaration of Trust"), do hereby amend Section 5.11, effective August 15, 2001, as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

                  Without limiting the authority of the Trustees set forth in
                  Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series:
                  John Hancock Bond Fund, which consists of Class A Shares, Class B Shares, Class C Shares, and Class I Shares (the "Existing Series").

         The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of an additional class of Shares and the amendment of
Section 5.11, effective August 15, 2001.

         Capitalized terms not otherwise defined shall have the meaning set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of this 22nd day of May 2001.


/s/Dennis S. Aronowitz                                  /s/Gail D. Fosler
 ---------------------                                  -----------------
Dennis S. Aronowitz                                     Gail D. Fosler

Richard P. Chapman, Jr.                                 /s/William F. Glavin
-----------------------                                 --------------------
Richard P. Chapman, Jr.                                 William F. Glavin

/s/William J. Cosgrove                                  /s/John A. Moore
----------------------                                  ----------------
William J. Cosgrove                                     John A. Moore

/s/Richard A. Farrell                                   /s/Patti McGill Peterson
---------------------                                   ------------------------
Richard A. Farrell                                      Patti McGill Peterson

/s/Maureen R. Ford                                      /s/John W. Pratt
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Maureen R. Ford                                         John W. Pratt






         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.


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